UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 27, 2006 (January 25, 2006)

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Carnegie Center Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)
(609) 524-4500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.01: COMMON STOCK UNDERWRITING AGREEMENT
EX-1.02: PREFERRED STOCK UNDERWRITING AGREEMENT
EX-1.03: SENIOR NOTES UNDERWRITING AGREEMENT
EX-4.1: FORM OF COMMON STOCK CERTIFICATE

NRG Energy, Inc.
Current Report on Form 8-K
Item 1.01. Entry into a Material Definitive Agreement.
     On January 25, 2006, NRG Energy, Inc., or NRG, entered into an underwriting agreement (the “Common Stock Underwriting Agreement”), by and between NRG and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. (the “Representatives”), as representatives of the several underwriters named therein, for the sale of 20,855,057 shares of common stock, par value $0.01 per share (the “Common Stock”), of NRG. A copy of the Common Stock Underwriting Agreement is attached to this report as Exhibit 1.01 and is incorporated herein by reference. The shares of Common Stock were sold under NRG’s Form S-3 shelf registration statement (No. 333-130549) (the “Form S-3”) and are expected to yield approximately $986.2 million in total proceeds to NRG, before expenses. In addition, NRG has granted the Representatives an option, exercisable until February 25, 2006, to purchase up to an additional 3,128,259 shares of Common Stock at the public offering price, less an underwriting discount of $1.4625 per share, to cover over-allotments, if any. Under the terms of the Common Stock Underwriting Agreement, NRG has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to NRG contained in NRG’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
     On January 25, 2006, NRG entered into an underwriting agreement (the “Preferred Stock Underwriting Agreement”), by and between NRG and the Representatives, as representatives of the several underwriters named therein, for the sale of 2,000,000 shares of its 5.75% Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of NRG. A copy of the Preferred Stock Underwriting Agreement is attached to this report as Exhibit 1.02 and is incorporated herein by reference. The shares of Preferred Stock were sold under NRG’s Form S-3 and are expected to yield approximately $486.3 million in total proceeds to NRG, before expenses. NRG has applied to list the Preferred Stock on the New York Stock Exchange under the symbol “NRGPra.” In addition, NRG has granted the Representatives an option, exercisable until February 25, 2006, to purchase up to an additional 300,000 shares of Preferred Stock at the public offering price, less an underwriting discount of $6.875 per share, to cover over-allotments, if any. Under the terms of the Preferred Stock Underwriting Agreement, NRG has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to NRG contained in NRG’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
     On January 26, 2006, NRG entered into an underwriting agreement (the “Senior Notes Underwriting Agreement”), by and between NRG and the Representatives, as representatives of the several underwriters named therein, for the sale by NRG of (i) $1,200,000,000 aggregate principal amount of 7.250% senior notes due 2014 and (ii) $2,400,000,000 aggregate principal amount of 7.375% senior notes due 2016 (together, the “Senior Notes”). A copy of the Senior Notes Underwriting Agreement is attached to this report as Exhibit 1.03 and is incorporated herein by reference. The Senior Notes were sold under NRG’s Form S-3 and are expected to yield approximately $3,532.5 million in total proceeds to NRG, before expenses. Under the terms of the Senior Notes Underwriting Agreement, NRG has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to NRG contained in NRG’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Lehman Brothers Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. and certain of their affiliates are lenders under, and receive customary fees and expenses in connection with certain of the Company’s credit facilities, including a new senior secured credit facility that the Company intends to enter into at or prior to the consummation of its acquisition of Texas Genco LLC.
     In connection with the issuance of the Common Stock, a form of Common Stock certificate is attached as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description

1.01	Common Stock Underwriting Agreement, dated January 25, 2006.
1.02	Preferred Stock Underwriting Agreement, dated January 25, 2006.
1.03	Senior Notes Underwriting Agreement, dated January 26, 2006.
4.1	Specimen of Certificate Representing Common Stock, par value $0.01 per share.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2006	NRG ENERGY, INC.
	By:	/s/ TIMOTHY W.J. O'BRIEN
	Name:	Timothy W.J. O'Brien
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number

1.01	Common Stock Underwriting Agreement, dated January 25, 2006.
1.02	Preferred Stock Underwriting Agreement, dated January 25, 2006.
1.03	Senior Notes Underwriting Agreement, dated January 26, 2006.
4.1	Specimen of Certificate Representing Common Stock, par value $0.01 per share.